Exhibit 10.20

FIRST AMENDMENT TO
2013 SECOND AMENDED AND RESTATED AGREEMENT OF LEASE
This First Amendment to the 2013 Second Amended and Restated Agreement of Lease (this “Amendment”) is entered into on the 25th day of February, 2015 by and between Wynn Las Vegas, LLC (“Lessor”), and Stephen A. Wynn (“Lessee”).
WHEREAS, Lessor and Lessee have entered into that certain 2013 Second Amended and Restated Agreement of Lease, dated November 5, 2013 (the “Lease”); and
WHEREAS, Lessor and Lessee desire to amend certain terms of the Lease as more fully set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.     Amendment to Rental Value. Effective as of March 1, 2015 and ending on February 28, 2017, the Rental Value shall be Five Hundred Fifty-Nine Thousand Two Hundred Ninety-Five Dollars ($559,295) per year.
2.    Other Provisions of Lease. The parties hereto acknowledge that the Lease is being modified only as stated herein, and agree that nothing else in the Lease shall be affected by this Amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.
WYNN LAS VEGAS, LLC

/s/ Maurice Wooden	/s/ Stephen A. Wynn
Maurice Wooden	Stephen A. Wynn
President